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                                                                     EXHIBIT 4.1

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                                 CLECO POWER LLC

   (Successor to Cleco Utility Group Inc., formerly Central Louisiana Electric
                                 Company, Inc.)

                                       TO

                              THE BANK OF NEW YORK

                      (Successor to Bankers Trust Company),

                                   as Trustee

                                 ______________



                          SIXTH SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 28, 2003

                                 ______________



                           Supplementing the Indenture

                           dated as of October 1, 1988








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               SIXTH SUPPLEMENTAL INDENTURE, dated as of April 28, 2003, between
CLECO POWER LLC (successor to Cleco Utility Group Inc., formerly Central Louisiana Electric Company, Inc.), a Louisiana limited liability company (the "Company"), having its principal office at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and THE BANK OF NEW YORK (successor to Bankers Trust Company), a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"), having its principal
Corporate Trust Office at 101 Barclay Street, Floor 8W, New York, New York 10286 (the "Sixth Supplemental Indenture").

                             RECITALS OF THE COMPANY

               Central Louisiana Electric Company, Inc., a Louisiana corporation, executed and delivered its Indenture dated as of October 1, 1988 to Bankers Trust Company, as trustee (the "Original Indenture" and, as previously and hereby supplemented and amended, the "Indenture"), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, in the manner and subject to the conditions set forth therein.

               Cleco Utility Group Inc. (formerly Central Louisiana Electric Company, Inc.) ("Utility Group") executed and delivered to the Trustee a First Supplemental Indenture dated as of December 1, 2000 (the "First Supplemental Indenture") to the Original Indenture, as permitted by Section 901(8) of the Original Indenture, in order to amend the Original Indenture in certain respects to clarify that Utility Group could consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any limited liability company.

               Pursuant to that certain Joint Agreement of Merger of Utility Group with and into Cleco Power LLC effective December 31, 2000, Utility Group merged with and into the Company, and the Company was vested with all rights, privileges and franchises of Utility Group and became responsible for all liabilities and obligations of Utility Group.

               The Company, as successor to Utility Group, executed and delivered to the Trustee a Second Supplemental Indenture dated as of January 1, 2001 (the "Second Supplemental Indenture") to the Original Indenture as supplemented and modified by the First Supplemental Indenture, in accordance with Section 901(1) thereof, in order to evidence and confirm its succession to Utility Group and its assumption of the covenants therein contained and the Securities.

               The Company executed and delivered to the Trustee a Third Supplemental Indenture dated as of April 26, 2001 to the Original Indenture, a Fourth Supplemental Indenture dated as of February 1, 2002 to the Original Indenture and a Fifth Supplemental Indenture dated as of May 1, 2002 to the Original Indenture, in each case as supplemented and modified by the supplemental indentures entered into prior thereto and providing for the creation and issue of an additional series of securities as provided therein.

               The Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901(6) thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Sixth Supplemental Indenture to the Indenture in

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accordance with Sections 201, 301 and 303 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, an additional series of Securities under the Original Indenture in the aggregate principal amount of $75,000,000.

               All things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company have been done.

               NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

               For and in consideration of the premises and of the covenants contained in the Indenture and in this Sixth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all the Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

                             ADDITIONAL DEFINITIONS

         Section 1.01. Additional Definitions. Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be. Unless otherwise indicated, section references herein shall be to the sections of the Indenture.

               For all purposes of this Sixth Supplemental Indenture:

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

               "Certificated Note" has the meaning set forth in Section 2.09(b) hereof.

               "Comparable Treasury Issue" has the meaning set forth in Section
         3.01 hereof.

               "Comparable Treasury Price" has the meaning set forth in Section
         3.01 hereof.

               "Corporate Trust Office of the Trustee" means the principal office of the Trustee located at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York, 10286; telecopier: (212) 815-5707.

               "Covenant Defeasance" has the meaning set forth in Section 4.03 hereof.

               "Defaulted Interest" has the meaning set forth in Section 2.04(c) hereof.

               "Defeasance" has the meaning set forth in Section 4.02 hereof.

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               "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

               "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in the Form of Note as Exhibit A hereto.

               "Holder," as used in this Sixth Supplemental Indenture, means the Person in whose name a Note is registered in the Security Register.

               "Indenture" has the meaning set forth in the Recitals hereof.

               "Independent Investment Banker" has the meaning set forth in
         Section 3.01 hereof.

               "Interest Payment Dates" means May 1 and November 1 of each year, commencing on November 1, 2003.

               "Maturity Date" means, with respect to a Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, upon redemption by the Company as referred to in Article Three hereof or otherwise.

               "Notes" has the meaning set forth in Section 2.01 hereof.

               "Original Issue Date" means April 28, 2003.

               "Participant" means an institution that has one or more accounts with the Depositary or a nominee thereof.

               "Primary Treasury Dealer" has the meaning set forth in Section
         3.01 hereof.

               "Redemption Date" has the meaning set forth in Section 3.01 hereof.

               "Redemption Price" has the meaning set forth in Section 3.01 hereof.

               "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the fifteenth calendar day of the month immediately preceding the month in which such Interest Payment Date occurs.

               "Reference Treasury Dealer" has the meaning set forth in Section
         3.01 hereof.

               "Reference Treasury Dealer Quotations" has the meaning set forth in Section 3.01 hereof.

               "Sixth Supplemental Indenture" has the meaning set forth in the introductory paragraph hereof.

               "Specimen Note" has the meaning set forth in Section 2.08 hereof.

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               "Stated Maturity" has the meaning set forth in Section 2.03 hereof.

               "Treasury Rate" has the meaning set forth in Section 3.01 hereof.

               "U.S. Government Obligation" has the meaning set forth in Section 4.04(a) hereof.

                                  ARTICLE TWO

                  ESTABLISHMENT OF 5.375% NOTES DUE MAY 1, 2013

         Section 2.01. Title of the Securities. The title of the Securities established by this Sixth Supplemental Indenture shall be "5.375% Notes due May 1, 2013" of the Company (the "Notes").

         Section 2.02. Limitation on Aggregate Principal Amount. The aggregate principal amount of the Notes shall be limited to $75,000,000; provided, however, that the authorized aggregate principal amount may in the future be increased without the consent of the Holders pursuant to the provisions of the Indenture.

         Section 2.03. Stated Maturity. The Notes shall mature and the principal amount thereof shall be due and payable, together with all accrued and unpaid interest thereon, on May 1, 2013 (the "Stated Maturity").

         Section 2.04. Interest and Interest Rates.

                (a) Each Note shall bear interest at the rate of 5.375% per annum, from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for), to, but excluding, the Maturity Date. The initial date on which interest will be paid for the Notes will be November 1, 2003 and the payment on such date will include all accrued interest from the Original Issue Date.

                (b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

                (c) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the Notes are registered at the close of business on the applicable Regular Record Date, except that interest payable on the Maturity Date as provided herein shall be paid to the Holder to whom principal is payable in accordance with Section 2.05 hereof. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be

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         payable to the Holder on such Regular Record Date and may be paid by the Company, at its election in each case (i) in accordance with the provisions of Section 307(1) of the Original Indenture to the Persons in whose name such Notes are registered at the close of business on a Special Record Date or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system, if any, on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or quotation system, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

         Section 2.05. Place and Manner of Payment of Principal and Interest.

                (a) The Trustee shall initially serve as the Paying Agent for the Notes. Payment of the principal of and any interest on the Notes due on the Maturity Date shall be made in immediately available funds in such coin and currency of the United States of America as at the time of payment is legal tender for payment of public and private debt upon presentation and surrender of the applicable Note at the office or agency maintained by the Company for that purpose, initially the Corporate Trust Office of the Trustee, or at such other paying agency as the Company may determine; provided, however, that if the Maturity Date falls on or after an Interest Payment Date then the Holders presenting and surrendering Notes on such Maturity Date will only be entitled to interest accruing on or after such Interest Payment Date.

                (b) Payment of interest due on any Interest Payment Date other than on the Maturity Date will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of immediately available funds at such place and to such account at a banking institution in the United States as may be designated in wire transfer instructions received in writing by the Trustee at least fifteen (15) days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         Section 2.06. Place of Registration or Exchange; Notices and Demands with Respect to Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

         Section 2.07. Sinking Fund Obligations. The Notes will not be subject to any sinking fund, but may be redeemable as and to the extent provided in Article Three of this Sixth Supplemental Indenture.

         Section 2.08. Form of Securities. The Notes shall be issuable only in fully registered form, without coupons. The Notes shall be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Global Securities shall not be deemed to be temporary Securities in global form for purposes of Section 304 of the Original Indenture. A beneficial owner of an interest in a Global Security

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representing the Notes will not be considered the Holder thereof for any purpose of the Indenture. Except as may otherwise be provided in an Officers'
Certificate or Company Order subsequently delivered to the Trustee, the Notes will be issuable in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

               The Notes shall be substantially in the form attached as Exhibit A hereto (the "Specimen Note").

         Section 2.09. Global Securities.

                (a) The Notes shall be issuable in whole or in part in the form of one or more Global Securities. The Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act initially as Depositary with respect to the Notes, or any other duly appointed depositary (the "Depositary"). The Notes shall be issued only as fully registered securities in the name of the Depositary's nominee, Cede & Co. In addition to any other legend permitted pursuant to the provisions of the Indenture, each Global Security shall bear legends in substantially the following form:

                       "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) OR OTHER DULY APPOINTED DEPOSITORY (THE "DEPOSITARY"). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR OTHER DULY APPOINTED DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

                       "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer hereof or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                (b) Unless and until it is exchanged in whole or in part for one or more Notes in certificated form (each a "Certificated Note"), a Global Security representing all or a portion of the Notes may not be transferred except as a whole (i) by the Depositary to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a

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         successor Depositary or a nominee of such successor Depositary.
         Certificated Notes may be presented for registration of transfer or exchange at the office or agency provided for in the Indenture, as supplemented and amended.

                (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within sixty (60) days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Security or Notes held by the Depositary in exchange therefor.

                (d) The Company may at any time and in its sole discretion determine that all or any portion, in authorized denominations, of the Notes issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Security or Notes in exchange therefor.

                (e) Except as may be otherwise provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee and except as specifically provided in Section 2.09(c) or 2.09(d) hereof, interests in the Notes represented by a Global Security will not be exchangeable for and will otherwise not be issuable in the form of Certificated Notes. Upon the occurrence in respect of any Global Security of any one or more of the conditions specified in Section 2.09(c) or 2.09(d) hereof or as may otherwise be provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee, such Global Security shall be cancelled by the Trustee and Certificated Notes issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. Unless otherwise specified in such instructions, the Trustee shall deliver such Certificated Notes to the Persons in which names such Certificated Notes are so registered. If the Certificated Notes are so delivered, the Company may make such changes to the form of such Notes as are necessary or appropriate to allow for the issuance of such Certificated Notes. Notwithstanding any other provision of the Indenture, unless otherwise provided in an Officers' Certificate or Company Order subsequently delivered to the Trustee, any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and shall bear the legends specified in Section 2.09(a) hereof, except for any transfer of a Global Security pursuant to this
         Section 2.09.

         Section 2.10. Security Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

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         Section 2.11. Transfer. No service charge will be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The Company shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the certificate numbers of the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to register the transfer of or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

                                 ARTICLE THREE

                        OPTIONAL REDEMPTION OF THE NOTES

         Section 3.01. Redemption Price. The Company shall have the right to redeem the Notes as a whole or in part, at its option, at any time and from time to time, at a price ("Redemption Price") equal to the greater of:

                (a)    100% of the principal amount of such Notes and

                (b) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of unpaid interest to the date of redemption ("Redemption Date")) discounted to the Redemption Date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus, in either case (a) or (b), accrued and unpaid interest on such Notes to (but excluding) the Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

"Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company. If the Company fails to appoint an such an independent investment banking institution at least thirty
(30) Business Days prior to a Redemption Date, or if the institution appointed by the Company is unwilling or unable to select the Comparable Treasury Issue, the selection shall be made by BNY Capital Markets, Inc. or, if

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it is unwilling or unable to make the selection, by an independent investment banking institution of national standing appointed by the Trustee.

"Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below) and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

"Reference Treasury Dealer" means each of BNY Capital Markets, Inc., Banc One Capital Markets, Inc., and their respective successors, and three other primary U.S. Government securities dealers in New York City ("Primary Treasury Dealer") appointed by the Company in connection with the redemption; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

         Section 3.02. Partial Redemption. If the Notes are redeemed in part pursuant to this Article Three, the Notes shall be redeemed pro rata or by lot or by any other method that the Trustee deems fair and appropriate. Such partially redeemed Notes shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 1002 of the Original Indenture, initially the Corporate Trust Office of the Trustee, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing, and the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without charge, a new Registered Security of authorized denominations for the principal amount for the unredeemed portion pursuant to Section 1107 of the Original Indenture.

         Section 3.03. Notice of Optional Redemption. If the Company elects to exercise its right to redeem all or some of the Notes pursuant to this Article Three, the Company or, at the Company's request, the Trustee, shall mail a written notice of such redemption to each Holder of any Note that is to be redeemed not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date.

         Section 3.04. No Limitation on Purchase of Notes by the Company. Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company and its affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement.

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                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

         Section 4.01. Election by Company. The Company may elect, at its option at any time, to have Section 4.02 or 4.03 hereof applied to any or all of the Notes, upon compliance with the conditions set forth below in this Article Four. Any such election shall be evidenced by a Board Resolution or in another manner contemplated by the Indenture, as supplemented hereby, with respect to such Notes.

         Section 4.02. Defeasance. Upon the Company's exercise of its option to have this Section 4.02 applied to any Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Article Four on and after the date the conditions set forth in Section 4.04 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and the Indenture, insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in
Section 4.04 hereof and as more fully set forth in such section, payments in respect of the principal of and interest on such Notes when payments are due,
(b) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003 of the Original Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option to have this Section 4.02 applied to any Notes notwithstanding the prior exercise of its option to have Section 4.03 hereof applied to such Notes.

         Section 4.03. Covenant Defeasance. Upon the Company's exercise of its option to have this Section 4.03 applied to any Notes, (a) the Company shall be released from its obligations under Article Eight of the Original Indenture, Sections 1007 and 1009 of the Original Indenture and any covenants for the benefit of the Holders of such Notes provided pursuant to Sections 301(17),
Section 901(2) and 901(6) of the Original Indenture and (b) the occurrence of any event specified in Sections 501(4) (with respect to Article Eight of the Original Indenture, Sections 1007, 1009 and/or to any such covenants provided pursuant to Sections 301(17), 901(2) or 901(6)), and 501(8) of the Original Indenture shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 4.03 on and after the date the conditions set forth in Section 4.04 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified section (to the extent so specified in the case of Section 501(4) of the Original Indenture), whether directly or indirectly by reason of any reference elsewhere in the Indenture or herein to any such section or by reason of any reference in any such section to any other provision in the Indenture, herein or in any other document, but the remainder of the Indenture, as supplemented hereby, and such Notes shall be unaffected thereby.

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         Section 4.04. Conditions for Defeasance or Covenant Defeasance of
Notes. The following shall be the conditions to the application of Section 4.02 or Section 4.03 hereof to any Notes:

                (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 of the Original Indenture and agrees to comply with the provisions of this Article Four applicable to
         it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Notes, (1) money in an amount, or (2) U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than 10:00 a.m., New York City time, on the due date of any payment, money in an amount, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on such Notes on the Stated Maturity, in accordance with the terms of the Indenture, and such Notes. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or
         (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the Holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

                (b) In the event of an election to have Section 4.02 hereof apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (2) since the date of this Sixth Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                (c) In the event of an election to have Section 4.03 hereof apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                (d) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that such Notes, if then listed on any securities exchange, will be delisted as a result of such deposit.

                (e) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7) of the Original Indenture, at any time on or prior to the sixtieth (60th) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such sixtieth (60th) day).

                (f) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act).

                (g) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                (h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

                (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

         Section 4.05. Acknowledgement of Defeasance. Subject to Section 4.07 below and after the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in Section 4.04 hereof, as the case may be, relating to the defeasance or satisfaction and discharge of the Indenture, have been complied with, the Trustee upon request of the Company shall acknowledge in writing the defeasance or the satisfaction and discharge, as the case may be, of the Indenture, and the discharge of the Company's obligations under the Indenture.

         Section 4.06. Trustee Obligations. Subject to the provisions of the last paragraph of Section 1003 of the Original Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 4.07 hereof, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 4.04 hereof in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

               Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 hereof with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

         Section 4.07. Reinstatement of Note Obligations. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Four with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture, and such Notes from which the Company has been discharged or released pursuant to Section 4.02 or 4.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 4.06 hereof with respect to such Notes in accordance with this Article Four; provided, however, that if the Company makes any payment of principal of or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

         Section 5.01. One Instrument. As supplemented by this Sixth Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument.

         Section 5.02. No Additional Duties. Except as expressly set forth in this Sixth Supplemental Indenture, the Trustee assumes no duties, responsibilities or liabilities by reason of this Sixth Supplemental Indenture, other than as set forth in the Indenture, as fully as if said terms and conditions were herein set forth at length.

         Section 5.03. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

         Section 5.04. Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

               IN WITNESS WHEREOF, the Company has caused this Sixth Supplemental Indenture to be executed in its limited liability company name and its limited liability company seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.

                                             CLECO POWER LLC

[SEAL]

                                             By:________________________________
                                                Kathleen Nolen
                                                Treasurer
ATTEST:


_________________________________
Michael P. Prudhomme
Secretary

Signed, sealed, acknowledged and
delivered by CLECO POWER LLC, in
the presence of:


_________________________________
Name:


_________________________________
Name:

                      [Signatures continued on next page.]

                  IN WITNESS WHEREOF, the Trustee has caused this Sixth Supplemental Indenture to be executed in its corporate name and attested by its duly authorized officers, all as of the date first above written.

                                             THE BANK OF NEW YORK, as Trustee



                                             By:________________________________
                                                Name:
                                                Title:

ATTEST:


_________________________________
Name:
Title:

Signed, acknowledged and delivered
by THE BANK OF NEW YORK in the
presence of:


_________________________________
Name:


_________________________________
Name:

STATE OF LOUISIANA

PARISH OF ____________________

                  BE IT KNOWN, that on this ___ day of April, 2003, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared:

                        1.    Kathleen Nolen

                        2.    Michael P. Prudhomme

to me known to be the identical persons who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are respectively (1) the Treasurer and (2) the Secretary of Cleco Power LLC (the "Company"); that the seal impressed beside their respective signatures on the foregoing Sixth Supplemental Indenture is the official seal of the Company; that the aforesaid instrument was signed and sealed by them, on behalf of the Company by authority of a resolution duly adopted by the Board of Managers of the Company on January 26, 2001; and that the above named persons acknowledge said instrument to be the free act and deed of the Company.

                                          1.   _________________________________
                                               Kathleen Nolen
                                               Treasurer

                                          2.   _________________________________
                                               Michael P. Prudhomme
                                               Secretary

WITNESSES:

_________________________________


_________________________________


                       _________________________________
                                  Notary Public

STATE OF NEW YORK

COUNTY OF _____________

                  BE IT KNOWN, that on this ___ day of April, 2003, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared:

                        1. _________________________

                        2. _________________________

to me known to be the identical persons who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are respectively (1) the ____________________ and (2) the ____________________ of The Bank of New York
(the "Trustee"); that the aforesaid instrument was signed by them on behalf of the Trustee by authority of its By-laws; and that the above named persons acknowledge said instrument to be the free act and deed of the Trustee.

                                          1.   _________________________________
                                               Name:
                                               Title:

                                          2.   _________________________________
                                               Name:
                                               Title:

WITNESSES:

_________________________________


_________________________________


                       _________________________________
                                 Notary Public

                                    EXHIBIT A

                               FORM OF 5.375% NOTE

                             [FORM OF FACE OF NOTE]

[If Global Security, insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) OR OTHER DULY APPOINTED DEPOSITORY (THE "DEPOSITARY"). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR OTHER DULY APPOINTED DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer hereof or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

NO. ___                                                     CUSIP NO. 185508 AC2

                                 CLECO POWER LLC
                                   5.375% NOTE
                                 DUE MAY 1, 2013

Principal Amount:          $75,000,000

Regular Record Date:       Fifteenth calendar day of the month immediately
                           preceding the month in which the Interest Payment
                           Date occurs

Original Issue Date:       April 28, 2003

Stated Maturity:           May 1, 2013

Interest Payment Dates:    May 1 and November 1, commencing November 1, 2003

Interest Rate:             5.375% per annum

Authorized Denomination:   $1,000 and integral multiples in excess thereof

               CLECO POWER LLC, a Louisiana limited liability company (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of
___________ ($       ) on the Stated Maturity shown above (or upon any earlier
date of redemption or acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date") and to pay interest thereon, from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for), to, but excluding, the Maturity Date, semiannually in arrears on each Interest Payment Date as specified above, commencing on November 1, 2003 at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. Capitalized terms used herein shall have the meanings specified in the Indenture or the Sixth Supplemental Indenture (each as defined on the reverse hereof), as the case may be.

               The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this 5.375% Note due May 1, 2013 (this "Note," and collectively, the "Notes") is registered at the close of business on the applicable Regular Record Date, except that interest payable on the Maturity Date as provided herein shall be paid to the Holder to whom principal is payable in accordance with Section 2.05 of the Sixth Supplemental Indenture. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid by the Company, at its election in each case (i) in accordance with the provisions of Section 307
(1) of the Indenture to the Person in whose name this Note is registered at the close of business on a Special Record Date or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system, if any, on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or quotation system, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to clause 2.04(c)(ii) of the Sixth Supplemental Indenture, such payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

               Interest payments on this Note will include interest accrued to, but excluding, the respective Interest Payment Dates or the Maturity Date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day (as defined below), then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A `Business Day,' means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

               The Trustee shall initially serve as the Paying Agent for the Notes. Payment of the principal of and any interest on this Note due on the Maturity Date shall be made in immediately available funds in such coin and currency of the United States of America as at the time of payment is legal tender for payment of public and private debt upon presentation and surrender of this Note at the office or agency maintained by the Company for that purpose, initially the Corporate Trust Office of the Trustee, or at such other paying agency as the Company may determine; provided, however, that if the Maturity Date falls on or after an Interest Payment Date then the Holder presenting and surrendering this Note on such Maturity Date will only be entitled to interest accruing on or after such Interest Payment Date.

               Payment of interest due on any Interest Payment Date other than on the Maturity Date will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer of immediately available funds at such place and to such account at a banking institution in the United States as may be designated in wire transfer instructions received in writing by the Trustee at least fifteen
(15) days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

               Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: __________ ___, 2___

                                               CLECO POWER LLC



                                               By: _____________________________
                                                   Name:
                                                   Title:


(Seal of CLECO POWER LLC appears here)



Attest:

_________________________________
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: __________ ___, 2___

                                               THE BANK OF NEW YORK, as Trustee


                                               By: _____________________________
                                                   Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

               This Note is one of a duly authorized issue of Notes of the Company, issued and issuable in one or more series under the Indenture, dated as of October 1, 1988 (as previously and hereby supplemented and amended, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is designated on the face hereof as 5.375% Notes due May 1, 2013 (the "Notes") in the aggregate principal amount of $75,000,000; provided, however, that the authorized aggregate principal amount may in the future be increased without the consent of the Holders of the Notes pursuant to the provisions of the Indenture.

               The Company shall have the right, subject to the terms and conditions of the Sixth Supplemental Indenture, dated as of April 28, 2003, between the Company and the Trustee (the "Sixth Supplemental Indenture"), to redeem this Note, as a whole or in part, at its option, at any time and from time to time, at a Redemption Price equal to the greater of:

               (a)   100% of the principal amount of this Note and

               (b) the sum of the present values of the remaining scheduled payments of principal and interest on this Note (exclusive of unpaid interest to the Redemption Date) discounted to the Redemption Date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus, in either case (a) or (b), accrued and unpaid interest on this Note to (but excluding) the Redemption Date, all as more fully provided in the Sixth Supplemental Indenture.

               If the Company elects to exercise its right to redeem all or part of this Note, the Company or, at the Company's request, the Trustee, will mail a written notice of such redemption to the Holder hereof not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion will be issued in the name of the Holder hereof upon the surrender hereof pursuant to the terms of Section 3.02 of the Sixth Supplemental Indenture. The Notes will not have a sinking fund.

               No reference herein to the Indenture and no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

               If an Event of Default shall occur and be continuing under the Indenture, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

               The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all such Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority in principal amount of the Outstanding Notes, in certain instances, to waive, on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

               Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

               The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

               As provided in the Sixth Supplemental Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose. Every Note presented for registration of transfer shall (if so required by the Company or the Security Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or by his or her attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, of Authorized Denominations and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange of this Note, provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

               The Company shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of the notice of redemption pursuant to the Indenture identifying the certificate numbers of the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (ii) to register the transfer of or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

               As provided in the Sixth Supplemental Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

               Notwithstanding anything to the contrary, if (x) the Depositary notifies the Company that it is at any time unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within sixty (60) days after the Company receives such notice or becomes aware of such condition, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for certificates issued in definitive form ("Certificated Notes"), this Note shall be exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount, in authorized denominations of $1,000 and integral multiples thereof. Such Certificated Notes shall be registered in such name or names as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. Unless otherwise specified in such instructions, the Trustee shall deliver such Certificated Notes to the Persons in which names such Certificated Notes are so registered. If Certificated Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such Certificated Notes.

               THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

[If not Global Security, insert --


                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM             -      as tenants in common
TEN ENT             -      as tenants by the entireties
JT TEN              -      as joint tenants with right of survivorship and not
                           as tenants in common
UNIF GIFT MIN ACT   -      ______ Custodian ________
                           (Cust)            (Minor)
                           Under Uniform Gifts to Minors Act
                           _________________________________
                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________    ________________

________________    ________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________
This Note and all rights thereunder hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:



           ________________             ________________________________________

           ________________             ________________________________________

                                        Notice: The signature(s) on this
                                        Assignment must correspond with the
                                        name(s) as written upon the face of this
                                        Note in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever.]